As filed with the Securities and Exchange Commission on July 22, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1276891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One St. Jude Medical Drive St. Paul, Minnesota 55117 (651) 756-2000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pamela S. Krop
Vice President, General Counsel and Secretary
St. Jude Medical, Inc.
One St. Jude Medical Drive
St. Paul, Minnesota 55117
(651) 756-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to: Stacy J. Kanter, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Debt Securities	—	—	—	—
Preferred Stock, $1.00 par value	—	—	—	—
Common Stock, $0.10 par value	—	—	—	—
Warrants	—	—	—	—
Subscription Rights	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units	—	—	—	—
Total	—	—	—	—

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)

Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate offering price and number or amount of debt securities, preferred stock, common stock, warrants, subscription rights, stock purchase contracts and stock purchase units of St. Jude Medical, Inc. is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on conversion, exchange, exercise or settlement of other securities.

(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Debt Securities
Preferred Stock
Common Stock
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units

          St. Jude Medical, Inc., from time to time, may offer, issue and sell (i) senior debt securities which may be convertible or non-convertible, (ii) preferred stock, (iii) common stock, (iv) warrants to purchase debt securities, preferred stock, common stock or other securities, (v) subscription rights to purchase debt securities, preferred stock, common stock or other securities, (vi) stock purchase contracts obligating holders to purchase from or sell to us common stock or preferred stock at a future date or dates, and (vii) stock purchase units, each consisting of a stock purchase contract and any combination of debt securities or debt obligations of third parties, including U.S. Treasury securities, which would secure the holder’s obligation to purchase from or to sell to us, as the case may be, preferred stock or common stock under the stock purchase contract.

          Our common stock is listed on the New York Stock Exchange and trades under the symbol “STJ.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

          We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

          This prospectus describes some of the general terms that may apply to the offered securities. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

          Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 4.

          This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 22, 2009.

i

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

          This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

          In this prospectus, except as otherwise indicated, “St. Jude Medical,” “St. Jude,” “the Company,” “we,” “our,” and “us” refer to St. Jude Medical, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or on our internet site at http://www.sjm.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

          The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended January 3, 2009 (filed with the SEC on February 27, 2009);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2009 (filed with the SEC on May 12, 2009);

•	Current Reports on Form 8-K filed with the SEC on April 21, 2009; May 11, 2009; July 2, 2009 and July 22, 2009;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2009; and

•

The description of our common stock contained in a registration statement on Form 8-A, filed with the SEC on November 8, 1996 under the Securities Exchange Act of 1934 (the “Exchange Act”) and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference.

          Our Current Report on Form 8-K filed on July 22, 2009 in connection with our adoption, effective as of January 4, 2009, of Financial Accounting Standard Board Staff Position (“FSP”) APB No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB No. 14-1”), updates our historical financial statements and other financial information included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2009. The information contained in the Current Report on Form 8-K filed on July 22, 2009 should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

          We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to St. Jude Medical, Inc., Attn: Investor Relations, One St. Jude Medical Drive, St. Paul, Minnesota 55117, or by calling (800) 328-9634.

FORWARD-LOOKING STATEMENTS

          This prospectus and the documents incorporated by reference herein may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements may include, without limitation, statements about our market opportunities, strategies, competition, and expected activities and expenditures and at times may be identified by the use of words such as “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks described under the section entitled “Risk Factors” included elsewhere in this prospectus and the various factors as described below.

          Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•

Any legislative or administrative reform to the U.S. Medicare or Medicaid systems or international reimbursement systems that significantly reduces reimbursement for procedures using our medical devices or denies coverage for such procedures, as well as adverse decisions relating to our products by administrators of such systems in coverage or reimbursement issues.

•	Assertion, acquisition or grant of key patents by or to others that have the effect of excluding us from market segments or requiring us to pay royalties.

•	Economic factors, including inflation, contraction in capital markets, changes in interest rates and changes in foreign currency exchange rates.

•	Product introductions by competitors which have advanced technology, better features or lower pricing.

•	Price increases by suppliers of key components, some of which are sole-sourced.

•	A reduction in the number of procedures using our devices caused by cost-containment pressures or the development of or preferences for alternative therapies.

•

Safety, performance or efficacy concerns about our products, many of which are expected to be implanted for many years, leading to recalls and/or advisories with the attendant expenses and declining sales.

•

Declining industry-wide sales caused by product recalls or advisories by our competitors that result in loss of physician and/or patient confidence in the safety, performance or efficacy of sophisticated medical devices in general and/or the types of medical devices recalled in particular.

•

Changes in laws, regulations or administrative practices affecting government regulation of our products, such as Food and Drug Administration (the “FDA”) laws and regulations, that increase the time and/or expense of obtaining approval for products or impose additional burdens on the manufacture and sale of medical devices.

•

Regulatory actions arising from concern over Bovine Spongiform Encephalopathy, sometimes referred to as “mad cow disease,” that have the effect of limiting our ability to market products using bovine collagen, such as Angio-Seal™, or products using bovine pericardial material, such as Biocor® and Epic™ tissue heart valves, or that impose added costs on the procurement of bovine collagen or bovine pericardial material.

•	Difficulties obtaining, or the inability to obtain, appropriate levels of product liability insurance or the refusal of our insurance carriers to pay for losses we incur.

•	The ability of our Silzone® product liability insurers to meet their obligation to us.

•

Serious weather or other natural disasters that cause damage to the facilities of our critical suppliers or one or more of our facilities, such as an earthquake affecting our facilities in California or a hurricane affecting our facilities in Puerto Rico.

•	Healthcare industry consolidation leading to demands for price concessions and/or limitations on, or the elimination of, our ability to sell in significant market segments.

•

Adverse developments in investigations and governmental proceedings, including the investigation of business practices in the cardiac rhythm management industry by the U.S. Attorney’s Office in Boston.

•	Adverse developments in litigation, including product liability litigation, patent or other intellectual property litigation or shareholder litigation.

•	Inability to successfully integrate the businesses that we have acquired in recent years and that we plan to acquire.

•	Failure to successfully complete clinical trials for new indications for our products and failure to successfully develop markets for such new indications.

•	Changes in accounting rules that adversely affect the characterization of our results of operations, financial position or cash flows.

•	The disruptions in the financial markets and the economic downturn that adversely impact the availability and cost of credit and customer purchasing and payment patterns.

•

Conditions imposed in resolving, or any inability to timely resolve, any regulatory issues raised by the FDA, including 483 observations or warning letters, as well as risks generally associated with our regulatory compliance and quality systems.

          Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update or revise the forward-looking statements included in this registration statement, whether as a result of new information, future events or otherwise, after the date of this registration statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

ST. JUDE MEDICAL, INC.

          Our business is focused on the development, manufacture and distribution of cardiovascular medical devices for the global cardiac rhythm management, cardiovascular and atrial fibrillation therapy areas and implantable neurostimulation devices for the management of chronic pain. Our four operating segments are Cardiac Rhythm Management (“CRM”), Cardiovascular (“CV”), Atrial Fibrillation (“AF”), and Neuromodulation (“NMD”). Each operating segment focuses on developing and manufacturing products for its respective therapy area. Our CV operating segment focuses on both the cardiology and cardiac surgery therapy areas. Our principal products in each operating segment are as follows: CRM – tachycardia implantable cardioverter defibrillator systems and bradycardia pacemaker systems (pacemakers); CV – vascular closure devices, heart valve replacement and repair products and pressure measurement guidewires; AF – electrophysiology introducers and catheters, advanced cardiac mapping, navigation and recording systems, ablation systems and implantable cardiac monitors; and NMD – neurostimulation devices. We sell our products in more than 100 countries around the world. The principal geographic markets for our products are the United States, Europe, Japan and Asia Pacific.

          Our principal executive offices are located at One St. Jude Medical Drive, St. Paul, Minnesota 55117. Our telephone number at that address is (651) 756-2000.

RISK FACTORS

          Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2009, which is incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information” included elsewhere in this prospectus.

USE OF PROCEEDS

          Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratios set forth below, “earnings” consist of consolidated earnings before income taxes plus fixed changes. “Fixed charges” consist of gross interest expense and the portion of interest expense on operating leases we believe to be representative of the interest factor.

	Three months ended April 4,	Fiscal year
(dollars in thousands)	2009	2008	2007	2006	2005	2004
Earnings before income taxes	$274,960	$580,768	$710,276	$706,063	$621,046	$537,192
Plus fixed charges:
Interest expense(1)	6,951	72,554	72,258	48,461	10,386	4,810
Rent interest factor(2)	2,382	9,527	9,144	8,190	7,659	5,778
Total Fixed Charges	9,333	82,081	81,402	56,651	18,045	10,588
Earnings Before Income Taxes and Fixed Charges	$284,293	$662,849	$791,678	$762,714	$639,091	$547,780
Ratio of Earnings to Fixed Charges	30.5	8.1	9.7	13.5	35.4	51.7

(1) Interest expense consists of interest on indebtedness and amortization of debt issuance costs. Includes the impact of the Company adopting the FSP APB No. 14-1.
(2) Approximately one-third of rental expense is deemed representative of the interest factor.

DESCRIPTION OF SECURITIES

          This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, subscription rights, stock purchase contracts and stock purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

          We may issue senior debt securities. We will issue the senior debt securities under an indenture to be entered into between us and U.S. Bank National Association, as trustee, which we refer to as the indenture. As used in this prospectus, “debt securities” means our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness that we issue and the trustee authenticates and delivers under the applicable base indenture. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered.

          Debt securities will be issued under a base indenture in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by our board of directors or a duly authorized committee thereof. The base indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder, or the amount of series that may be issued. We refer to the base indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities) in this prospectus as the indenture. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

          The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the base indenture and the supplemental indenture or board resolution (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference.

General

          The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. Unless otherwise indicated in a prospectus supplement, the debt securities will be exclusively our obligations and not those of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries.

          The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

•	the title of the debt securities;

•	the price at which the debt securities will be issued (including any issue discount);

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates (or manner of determining the same) on which the debt securities will mature;

•

the rate or rates (which may be fixed or variable) per annum (or the method or methods by which such rate or rates will be determined) at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•

the date or dates on which such interest will be payable and the record dates for such interest payment dates and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	if the trustee in respect of the debt securities is other than U.S. Bank National Association (or any successor thereto), the identity of the trustee;

•	any mandatory or optional sinking fund or purchase fund or analogous provision;

•	whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of the holders;

•

any provisions relating to the date after which, the circumstances under which, and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at our option or of the holder thereof and certain other terms and provisions of such optional or mandatory redemption;

•	if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;

•

if payments of principal (and premium, if any) or interest, if any, in respect of the debt securities are to be made in a currency other than United States dollars or the amounts of such payments are to be determined with reference to an index based on a currency or currencies other than that in which the debt securities are denominated, the currency or currencies (including composite currencies) or the manner in which such amounts are to be determined, respectively;

•	if other than or in addition to the events of default described in the base indenture, the events of default with respect to the debt securities of that series;

•	any provisions relating to the conversion of debt securities into debt securities of another series or shares of our capital stock or any other equity securities;

•	any provisions restricting defeasance of the debt securities;

•	any covenants or other restrictions on our operations;

•	conditions to any merger or consolidation; and

•	any other terms of the debt securities. (Section 3.1)

          Unless otherwise indicated in a prospectus supplement in respect of which this prospectus is being delivered, principal of, premium, if any, and interest, if any, on the debt securities (other than debt securities issued as global securities) will be payable, and the debt securities (other than debt securities issued as global securities) will be exchangeable and transfers thereof will be registrable, at the office of the trustee with respect to such series of debt securities and at any other office maintained at that time by us for such purpose, provided that, at our option, payment of interest may be made by check mailed to the address of the holder as it appears in the register of the debt securities. (Section 3.4)

          Unless otherwise indicated in a prospectus supplement relating thereto, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 thereafter. (Section 3.2) For certain information about debt securities issued in global form, see “— Global Securities” below. No service charge shall be made for any registration of transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. (Section 3.6)

          Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the prospectus supplement in respect of which this prospectus is being delivered, if applicable.

          Debt securities may be issued, from time to time, with the principal amount payable on the applicable principal payment date, or the amount of interest payable on the applicable interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. In such cases, holders of such debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information, if any, as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or the factors to which the amount payable on such date is linked and certain additional tax considerations applicable to the debt securities will be set forth in a prospectus supplement in respect of which this prospectus is being delivered.

          The indenture provides that the trustee and the paying agent shall promptly pay to us upon request any money held by them for the payment of principal (and premium, if any) or interest that remains unclaimed for two years. In the event the trustee or the paying agent returns money to us following such two-year period, the holders of the debt securities thereafter shall be entitled to payment only from us, subject to all applicable escheat, abandoned property and similar laws. (Section 11.7)

          The base indenture does not limit the amount of additional unsecured indebtedness that we or any of our subsidiaries may incur. Unless otherwise specified in the resolutions or in any supplemental indenture establishing the terms of the debt securities, the terms of the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged or other similar transaction involving us that may adversely affect the holders of the debt securities. Debt securities of any particular series need not be issued at the same time and, unless otherwise provided, a series may be re-opened, without the consent of the holders of such debt securities, for issuances of additional debt securities of that series, unless otherwise specified in the resolutions or any supplemental indenture establishing the terms of the debt securities. (Section 3.1)

Certain Covenants

          The following restrictive covenants will apply to each series of debt securities issued under the indenture, unless otherwise specified in any supplemental indenture or resolution establishing the terms of the debt securities of any series. See “— Certain Definitions” below for the definitions of certain of the defined terms used herein.

Limitations on Liens

          We will not, nor will we permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Debt if such Debt is secured by a Lien upon any Restricted Property or on the capital stock or Debt of any Restricted Subsidiary, without, in any such case, effectively providing that the debt securities will be secured equally and ratably by such Lien with such secured Debt; provided, however, that this restriction will not apply to:

•	Liens existing on the date of the indenture or Liens existing on property, capital stock or Debt of any Person at the time it becomes a Restricted Subsidiary;

•

Any Lien existing on property when acquired, constructed or improved and which Lien (i) secured or provided for the payment of all or any part of the acquisition costs of the property or the cost of construction or improvement thereof and (ii) is created prior to, at the same time or within one year after, the completion of such acquisition, construction or improvement to the property, as the case may be;

•

Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•	Any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation;

•	Liens securing Debt of a Restricted Subsidiary owed to us or another Restricted Subsidiary;

•	Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty;

•

Carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, landlords’ and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

•

Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

•

Liens on property securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens under this bullet point in the aggregate would not (even if enforced) cause a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole;

•

Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such leases are otherwise permitted under the covenant “— Limitations on Sale and Leaseback Transactions” set forth below;

•	Liens securing reimbursement obligations with respect to letters of credit arising by operation of law under Section 5-118(a) of the Uniform Commercial Code;

•

Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States, and (ii) such deposit account is not intended by us or any Subsidiary to provide collateral to the depository institution;

•

Easements, right-of-way restrictions and other similar encumbrances incurred in the ordinary course of our business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary course of our and our Subsidiaries’ business; and

•

Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any permitted Lien referred to in the bullets set forth above, inclusive of any Lien existing at the date of the indenture; provided that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs).

          The indenture will further provide that we and any Restricted Subsidiary may, without securing the debt securities, create, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions; provided that, if after giving effect to such Debt, the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) plus the aggregate amount of Attributable Debt outstanding of sale and leaseback transactions that would otherwise be prohibited by the covenant described under “— Limitations on Sale and Leaseback Transactions” below, does not exceed 15% of Consolidated Net Tangible Assets as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination. (Section 5.2)

Limitations on Sale and Leaseback Transactions

          We will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction with respect to any Restricted Property, except a lease for a period (including extensions or renewals at our option or the option of a Restricted Subsidiary) of three years or less. Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

•	The lease is between us and a Restricted Subsidiary or between Restricted Subsidiaries;

•

We or such Restricted Subsidiary would, at the time of entering into such sale and leaseback transaction, be entitled pursuant to the covenant described under “— Limitations on Liens” above, to incur Debt secured by a Lien on such Restricted Property involved in a principal amount at least equal to the Attributable Debt of such transaction without equally and ratably securing the debt securities;

•

We or any of our Restricted Subsidiaries, during the six months following the effective date of the sale and leaseback transaction, apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of the Restricted Property that we or our Restricted Subsidiary lease in the transaction to the voluntary retirement of the debt securities or other Debt of ours or that of any Restricted Subsidiary, provided that such Debt (i) ranks pari passu or senior to the debt securities under the indenture and (ii) has a stated maturity which is either more than 12 months from the date of such application or which is extendable or renewable at the option of the obligor thereon to a date more than 12 months from the date of such application; or

•

The Attributable Debt of the Company and its Restricted Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions involving Restricted Property (other than sale and leaseback transactions as are permitted in the bullets above), plus the aggregate principal amount of Debt secured by Liens on Restricted Property then outstanding that otherwise would be prohibited by the covenant described under “—Limitations on Liens” above, would not exceed 15% of Consolidated Net Tangible Assets as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination. (Section 5.3)

Certain Definitions

Set forth below are certain of the defined terms used in the indenture.

          “Attributable Debt” means, in respect of a sale and leaseback transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          “Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all customer lists, computer software, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, capitalized research and development costs and other like intangibles, treasury stock and unamortized debt discount and expense, and all other like intangible assets, all as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination and determined in accordance with generally accepted accounting principles.

          “Debt” means any and all of the obligations of a Person for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability as of the date of which the Debt is to be determined.

          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) on or with respect to any property.

          “Person” means an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, a limited liability company, an unincorporated organization, or a government or any agency, instrumentality or political subdivision thereof.

          “Restricted Property” means, as to any particular series of notes, any manufacturing facility or plant owned, or leased, by the Company or a Restricted Subsidiary and located within the United States, including Puerto Rico, the gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of which is not less than 1% of Consolidated Tangible Net Assets as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination, other than any such manufacturing facility or plant which the board of directors reasonably determines is not material to the operation of the Company’s business and its Subsidiaries, taken as a whole.

          “Restricted Subsidiary” means a Subsidiary (as defined below) (i) which is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the U.S. federal securities laws or (ii) which owns a Restricted Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary.

          “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having voting power is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiary or Subsidiaries herein shall refer to our Subsidiaries.

          “United States” means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

Merger, Consolidation and Sale

          The indenture generally provides that we may not consolidate with or merge into, or sell, transfer or convey, including by lease, all or substantially all of our assets to another entity, unless: (i) the resulting, surviving or transferee entity (A) is a corporation or entity organized under the laws of the United States and (B) assumes by a supplemental indenture all our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture. (Section 6.1)

Global Securities

          The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

          Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York, which we refer to in this prospectus as “DTC” will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

Amendment, Supplement and Waiver

          Subject to certain exceptions, the indenture or the debt securities of any series may be amended or supplemented with the written consent of the holders of not less than a majority in principal amount of the then outstanding debt securities of the affected series; provided that we and the trustee may not, without the consent of the holder of each outstanding debt security of such series affected thereby:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest on any debt security of such series;

•	reduce the principal of or extend the fixed maturity of any debt security of such series;

•	reduce the portion of the principal amount of a discounted security of such series payable upon acceleration of its maturity;

•	impair the right to sue for the enforcement of payment at the maturity of the debt security; or

•	make any debt security of such series payable in money other than that stated in such debt security. (Section 12.2)

          Any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of the affected series, except a default in payment of principal or interest or in respect of other provisions requiring the consent of the holder of each such debt security of that series in order to amend. Without the consent of any holder of debt securities of such series, we and the trustee may amend or supplement the indenture or the debt securities without notice to, among others:

•	cure any ambiguity, omission, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to comply with the provisions of the indenture concerning mergers, consolidations and transfers of all or substantially all of our assets;

•	to appoint a trustee other than U.S. Bank National Association (or any successor thereto) as trustee in respect of one or more series of debt securities;

•	to add, change or eliminate provisions of the indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act of 1939; or

•	to make any change that does not materially adversely affect the rights of any holder of that series of debt securities. (Section 12.1)

          Whenever we request the trustee to take any action under the indenture, including a request to amend or supplement the applicable indenture without the consent of any holder of debt securities, we are required to furnish the trustee with an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the action have been complied with. Without the consent of any holder of debt securities, the trustee may waive compliance with any provisions of the indenture or the debt securities if the waiver does not materially adversely affect the rights of any such holder.

Default and Remedies

          An “Event of Default” under the indenture in respect of any series of debt securities is:

•	default for 30 days in payment of interest on the debt securities of that series;

•	default in payment of principal, or any premium on the debt securities of that series;

•	default for 30 days in the payment of any sinking fund installment on the debt securities of that series;

•	failure by us for 90 days after notice to us to comply with any of our other agreements in the applicable indenture for the benefit of holders of debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default specifically provided for by the terms of such series, as described in the related prospectus supplement. (Section 7.1)

          If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the debt securities of that series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the outstanding debt securities of the affected series. In case of certain events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest on the outstanding debt securities of the affected series will automatically become immediately due and payable. In addition, an Event of Default applicable to a particular series of debt securities that causes the one or more series to be accelerated may give rise to a cross-default under our existing and future borrowing arrangements. (Section 7.2)

          No holder of debt securities may pursue any remedy against us under the indenture (other than with respect to the right to receive payment of principal (and premium, if any) or interest, if any) unless such holder previously shall have given to the trustee written notice of default and unless the holders of at least 25% in principal amount of the debt securities of the affected series shall have requested the trustee to pursue the remedy and shall have offered the trustee indemnity satisfactory to it, the trustee shall not have complied with the request within 60 days of receipt of the request and the offer of indemnity, and the trustee shall not have received direction inconsistent with the request during such 60-day period from the holders of a majority in principal amount of the debt securities of the affected series. (Section 7.5)

          Holders of debt securities may not enforce the indenture or the debt securities except as provided in the indenture. The trustee may refuse to enforce the indenture or the debt securities unless it receives indemnity satisfactory to it from us or, under certain circumstances, the holders of debt securities seeking to direct the trustee to take certain actions under the indenture against any loss, liability or expense. Subject to certain limitations, holders of a majority in principal amount of the debt securities of any series may direct the trustee in its exercise of any trust or power under the indenture in respect of that series. The indenture provides that the trustee will give to the holders of debt securities of any particular series notice of all defaults known to it, within 90 days after the occurrence of any default with respect to such debt securities, unless the default shall have been cured or waived. The trustee may withhold from holders of debt securities notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding such notice is in the interests of such holders. We are required annually to certify to the trustee as to the compliance by us with all conditions and any covenants under the indenture and the absence of a default thereunder, or as to any such default that existed. (Section 10.3)

          Our directors, officers, employees and stockholders, as such, shall not have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a debt security, each holder of such debt security waives and releases all such claims and liability. This waiver and release are part of the consideration for the issue of the debt securities. (Section 15.1)

Satisfaction, Discharge and Defeasance

          The indenture provides, unless such provision is made inapplicable to the debt securities of any series issued pursuant to the indenture, that we may, subject to certain conditions described below, discharge certain obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity and redemption date, as the case may be.

          The indenture provides that we may elect either:

•	to defease and be discharged from all of our obligations with respect to the debt securities of a series (this is known as “defeasance”); or

•

to be released from our obligations with respect to the debt securities of a series under the restrictions described under “—Certain Covenants” or, if provided pursuant to the indenture, our obligations under any other covenant, and any omission to comply with such obligations will not constitute an event of default with respect to those debt securities (this is known as “covenant defeasance”);

in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency in which those debt securities are payable at stated maturity, or government obligations, or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

          Such a trust will only be permitted to be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. (Section 11.3)

Governing Law

          The debt securities and the indenture will be governed by the laws of the State of New York.

Trustee

          U.S. Bank National Association will act as trustee under the indenture. U.S. Bank National Association is a lender to us under our syndicated credit facilities, and also provides from time to time other services to us in the ordinary course of business.

Additional Information

          The indenture is an exhibit to the registration statement of which this prospectus is a part. Any person who receives this prospectus may obtain a copy of such indenture without charge by writing to us at the address listed under the caption “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

General

          This section summarizes the general terms of our capital stock. The following description is only a summary and does not purport to be complete and is qualified by reference to our amended and restated articles of incorporation and amended and restated bylaws. Our amended and restated articles of incorporation and amended and restated bylaws have been incorporated in this prospectus by reference. See “Where You Can Find More Information” for information on how to obtain copies.

Authorized Capital Stock

          Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.10 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share. As of July 15, 2009, there were approximately 347,731,671 shares of our common stock outstanding, approximately 34,785,322 shares of our common stock reserved to be issued upon exercise of outstanding options and no shares of our preferred stock outstanding.

Common Stock

          The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Our board of directors is classified into three classes, one of which is elected each year. Accordingly, holders of a majority of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of all debts and other liabilities, and subject to the prior rights, if any, of any holders of preferred stock then outstanding. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue. We currently do not pay cash dividends on our common stock. We presently intend to retain earnings for use in the operations and expansion of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. The transfer agent and registrar for our common stock is Wells Fargo.

Preferred Stock

          Our board of directors has the authority, without further action by our shareholders, to issue shares of our preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:

•	the number of shares to constitute such series and the designations thereof;

•	the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

•	the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, whether dividends shall be cumulative or non-cumulative;

•	whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

•	the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

•	the rights, if any, of such series, in the event of our dissolution, liquidation, winding up of our affairs; and

•	any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

          You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate, whether the dividends are payable in cash, securities, other property or a combination of the foregoing;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock (including any mandatory conversion provisions), or other securities, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on our ability to take certain actions without the consent of a specified number of holders of preferred stock; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Certain Provisions of Our Articles of Incorporation and Bylaws

          Our amended and restated articles of incorporation and our amended and restated bylaws currently contain provisions that could make the acquisition of control of our company or the removal of our existing management more difficult, including the following:

•	we do not provide for cumulative voting for our directors;

•	we have a classified board of directors with each class serving a staggered three-year term;

•	a vote of 80% of the outstanding shares of voting stock, voting together as a single class, is required to remove directors, and such directors may only be removed for cause;

•

the affirmative vote of the holders of 80% of the outstanding shares of voting stock, voting together as a single class, is required to amend provisions of our restated articles of incorporation relating to the staggered terms and the removal of directors;

•

our board of directors fixes the size of the board of directors within certain limits, may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created. The board of directors (or its remaining members, even though less than a quorum) also may fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

•	our board of directors retains the power to designate series of preferred stock and to determine the powers, rights, preferences, qualifications and limitations of each series;

•	all shareholder actions must be taken at a regular or special meeting of the shareholders and cannot be taken by written consent without a meeting; and

•

our amended and restated articles of incorporation contain “fair price” provisions which require the affirmative vote of 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain business combinations involving St. Jude Medical and a related shareholder (including mergers, consolidations and sales of a substantial part of our assets) unless specified price criteria and procedural requirements are met or unless the transaction is approved by a majority of the continuing directors as provided therein. The affirmative vote of the holders of 80% of the outstanding shares of voting stock, voting together as a single class, is required to amend provisions of our restated articles of incorporation relating to the “fair price” provisions.

Business Combinations and Control Share Acquisitions

          We are governed by the provisions of Sections 671, 673 and 675 of the Minnesota Business Corporation Act. These provisions may have an effect of delaying, deferring or preventing an unsolicited takeover of St. Jude Medical and deprive our shareholders of an opportunity to sell their shares at a premium over the market price. The following description of certain provisions of the Minnesota Business Corporation Act is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Minnesota Business Corporation Act.

          In general, Section 671 of the Minnesota Business Corporation Act provides that a corporation’s shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.

          In general, Section 673 of the Minnesota Business Corporation Act prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless either the business combination or the acquisition by which such person becomes an interested shareholder is approved in a prescribed manner before the person became an interested shareholder. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation’s voting stock, or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s outstanding voting stock. Section 673 does not apply if a committee of our board of directors consisting of one or more of our disinterested directors (excluding our current and former officers and employees) approves the proposed transaction or the interested shareholder’s acquisition of shares before the share acquisition date or on the share acquisition date but before the interested shareholder becomes an interested shareholder.

          If a takeover offer is made for our stock, Section 675 of the Minnesota Business Corporation Act precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the takeover offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier takeover offer. A “takeover offer” is a tender offer which results in an offeror who owned ten percent or less of a class of our shares acquiring more than ten percent of that class, or which results in the offeror increasing its beneficial ownership of a class of our shares by more than ten percent of the class, if the offeror owned ten percent or more of the class before the takeover offer. Section 675 does not apply if a committee of our board of directors approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer. The committee must consist solely of directors who were directors or nominees for our board of directors at the time of the first public announcement of the takeover offer, and who are not our current or former officers and employees, offerors, affiliates or associates of the offeror or nominees for our board of directors by the offeror or an affiliate or associate of the offeror.

DESCRIPTION OF WARRANTS

          We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

          The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

          The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS

          We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

          The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

          The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, please see the section entitled “Where You Can Find More Information.”

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

          We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock or shares of preferred stock at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities, or

•	debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

          The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral arrangements relating thereto.

PLAN OF DISTRIBUTION

          We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

          The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

          If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

          Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

          We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

          If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

          Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

          Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

          Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

          In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Pamela S. Krop, Vice President, General Counsel and Secretary of St. Jude and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

          The consolidated financial statements of St. Jude Medical, Inc. incorporated by reference in St. Jude Medical Inc.’s Annual Report on Form 10-K for the year ended January 3, 2009, as revised by a Current Report on Form 8-K dated July 22, 2009, including the schedule appearing therein, and the effectiveness of St. Jude Medical Inc.’s internal control over financial reporting as of January 3, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and included or incorporated by reference therein, respectively, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

          The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the Securities and Exchange Commission (the “SEC”) registration fee, are estimates:

	Amount to be paid*
SEC registration fee	$	**
Legal fees and expenses		300,000
Accounting fees and expenses		45,000
Trustee’s fees and expenses		10,000
Transfer agent and registrar fees and expenses		5,000
Stock exchange listing fees		***
Rating agency fees		1,660,000
Printing expenses		5,000
Miscellaneous fees and expenses		20,000
Total		$2,045,000

*

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.

**	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).
***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers

          The following summary is qualified in its entirety by reference to the complete copy of the Minnesota Business Corporation Act, and the Company’s amended and restated articles of incorporation and amended and restated bylaws.

          Section 521 of the Minnesota Business Corporation Act provides that a company shall, subject to certain limitations, indemnify officers and directors made or threatened to be made a party to a proceeding by reason of that officer or director’s former or present official capacity with the company. As required, we will indemnify that person against judgments, penalties, fines, settlements and reasonable expenses if the officer or director:

•	has not been indemnified by another organization for the same judgments, penalties, fines, settlements and reasonable expenses;

•	acted in good faith;

•	has not received an improper personal benefit and Section 302A.255 of the Minnesota Business Corporation Act regarding director conflicts of interests, if applicable, has been satisfied;

•	assuming the case is a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful; and

•

reasonably believed that the conduct was in the best interests of the company or, in the case of an officer or director who is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the company.

          Article XIV of our amended and restated articles of incorporation provides that, to the fullest extent permissible under the Minnesota Business Corporation Act, our directors shall not be liable to St. Jude Medical or our shareholders for monetary damages for breach of fiduciary duty as a director.

          Article VII of our amended and restated bylaws provides that we shall indemnify our officers and directors under such circumstances and to the extent permitted by Section 521 of the Minnesota Business Corporation Act described above.

          We enter into indemnification agreements with our directors and officers. The indemnification agreements provide that we shall, subject to certain limitations, indemnify our directors and officers who are made or threatened to be made a party to a proceeding by reason of their former or present official capacities with St. Jude Medical. The circumstances under which we will indemnify our directors or officers against judgments, penalties, fines, settlements and reasonable expenses pursuant to these indemnification agreements are the same as those provided in Section 521 of the Minnesota Business Corporation Act described above.

          We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers St. Jude Medical for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Item 16. Exhibits

          A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (5) (a) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

          (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 22, 2009.

ST. JUDE MEDICAL, INC.

By:	/s/ Daniel J. Starks
Name: Daniel J. Starks Title: Chairman, President and Chief Executive Officer

          Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Daniel J. Starks, John C. Heinmiller and Pamela S. Krop as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 22, 2009.

Signature	Title	Date

/s/ Daniel J. Starks	Chairman, President and Chief	July 22, 2009
Daniel J. Starks	Executive Officer
(Principal Executive Officer)

/s/ John C. Heinmiller	Executive Vice President and	July 22, 2009
John C. Heinmiller	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ John W. Brown	Director	July 22, 2009
John W. Brown

/s/ Richard R. Devenuti	Director	July 22, 2009
Richard R. Devenuti

/s/ Barbara B. Hill	Director	July 22, 2009
Barbara B. Hill

/s/ Michael A. Rocca	Director	July 22, 2009
Michael A. Rocca

/s/ Stefan K. Widensohler	Director	July 22, 2009
Stefan K. Widensohler

/s/ Wendy L. Yarno	Director	July 22, 2009
Wendy L. Yarno

/s/ Stuart M. Essig	Director	July 22, 2009
Stuart M. Essig

/s/ Thomas H. Garrett III	Director	July 22, 2009
Thomas H. Garrett III

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the St. Jude Medical, Inc. Quarterly Report on Form 10-Q, filed on August 6, 2008).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the St. Jude Medical, Inc. Form 8-K, filed on March 2, 2005).

4.1	Specimen Common Stock Certificate (incorporated by reference to the St. Jude Medical, Inc. Form 8-A, filed on November 8, 1996).

4.2	Form of Certificate of Designation of Preferred Stock.*

4.3	Form of Indenture for Senior Debt Securities.

4.4	Form of Senior Note.*

4.5	Form of Warrant Agreement (including form of Warrant Certificate).*

4.6	Form of Subscription Rights.*

4.7	Form of Stock Purchase Contract.*

4.8	Form of Stock Purchase Unit.*

5.1	Opinion of Pamela S. Krop, Vice President, General Counsel and Secretary of St. Jude.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the St. Jude Medical, Inc. Quarterly Report on Form 10-Q, filed on May 12, 2009).

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.2	Consent of Pamela S. Krop (included in Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture for the Senior Debt Securities.

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.